Prospectus Supplement


                               HENRY SCHEIN, INC.
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                         204,741 SHARES OF COMMON STOCK
                                ($0.01 Par Value)
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         This Prospectus Supplement supplements the Prospectus dated June 22,
1999 (the "Prospectus") relating to the offer and sale of up to 225,515 shares of the common stock, $0.01 par value (the "Common Stock"), of Henry Schein, Inc. (the "Company"). Capitalized terms used herein and not otherwise defined have the meanings assigned in the Prospectus. Of the 225,515 Offered Shares originally Offered pursuant to the Prospectus, 20,774 have been sold.

         The Selling Stockholder table is being amended to add Susan Hausman as an additional Selling Stockholder with respect to an aggregate of 10,000 of the Offered Shares, which shares were transferred to Susan Hausman by Kenneth V. Hausman, and to reduce the aggregate number of Offered Shares being offered and sold by Kenneth V. Hausman by 10,000 shares.

         Susan Hausman intends to offer and sell the Offered Shares as described in the Prospectus under the caption "MANNER OF SALE".


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          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
                UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
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                 The date of this Supplement is October 4, 1999


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